UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 28, 2011 (June 24, 2011)

Behringer Harvard REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51293	68-0509956
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-1605

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item                        5.02.                     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 24, 2011, Scott W. Fordham was appointed Chief Operating Officer of Behringer Harvard REIT I, Inc., a Maryland corporation (which may be referred to herein as the “Registrant,” “Company,” “we,” “our” or “us”).  Mr. Fordham, 43, also serves as our Chief Financial Officer (since June 2010) and previously served as our Chief Accounting Officer from May 2009 until November 2010.  He was also appointed Chief Operating Officer of Behringer Advisors, LLC (“Behringer Advisors”) and HPT Management Services, LLC (“HPT Management”) and also serves as the Chief Financial Officer of Behringer Advisors and HPT Management (since June 2010) and as the Senior Vice President – Accounting of Harvard Property Trust, LLC, the managing member of Behringer Advisors and HPT Management (since May 2008).  Mr. Fordham has more than 20 years of experience in corporate finance and accounting with an emphasis on financial forecasting, strategy and accounting practices for public companies.  His experience includes over 14 years in the REIT industry. From January 2007 until joining Behringer Harvard in May 2008, he served as Senior Vice President and Chief Accounting Officer for Apartment Investment and Management Company (Aimco), an S&P 500 company operating as a publicly traded REIT (NYSE: AIV). From November 1992 to December 2006, he held various finance and accounting positions with Prentiss Properties Trust and its successor, Brandywine Realty Trust, a publicly traded REIT (NYSE: BDN), and served as Chief Accounting Officer from May 2004 to December 2006. Mr. Fordham also previously worked in public accounting with PricewaterhouseCoopers LLP. Mr. Fordham received a Bachelor of Business Administration degree in Accounting from Baylor University and is a Certified Public Accountant in the State of Texas.

Also effective June 24, 2011, William J. Reister was appointed Chief Investment Officer and Executive Vice President of the Company.  Mr. Reister, 51, previously served as our Senior Vice President – Capital Markets from June 2010 to June 2011.  He was also appointed Chief Investment Officer and Executive Vice President of Behringer Advisors and Executive Vice President of HPT Management Services, and he previously served as Senior Vice President – Capital Markets of Behringer Advisors and HPT Management (since June 2010) and in other similar roles (since November 2009).  Mr. Reister has over 25 years of experience in the commercial real estate industry, including investment management, finance, acquisitions, dispositions, leasing, property management, accounting and reporting.  Prior to joining Behringer Harvard, from 1996 to 2008, Mr. Reister was a senior officer with Prentiss Properties Trust and its successor, Brandywine Realty Trust, a publicly traded REIT (NYSE: BDN).  During his tenure with Prentiss, he was responsible for acquisition, disposition, leasing, asset management and operations activities of its 12 million square foot portfolio of office properties located in Dallas, Austin, Houston, Denver and Southern California.  Prior to this role, Mr. Reister was a Senior Corporate Finance Officer responsible for portfolio level acquisitions and financing.  Mr. Reister was also a member of the executive team that formed Prentiss upon its successful initial public offering, which was the culmination of investments of Prentiss Properties Realty Advisors (“PPRA”), of which Mr. Reister was a founding officer.  PPRA raised the institutional capital that became the core portfolio of Prentiss.  Prior to these activities, Mr. Reister was the Senior Operations Controller for Prentiss Properties Limited, a Corporate Controller for Cadillac Fairview and a Senior Auditor for Price Waterhouse.  Mr. Reister holds a Bachelor of Business Administration degree in Accounting from the University of Texas at Austin and is a former Certified Public Accountant.

The appointments of each of Messrs. Fordham and Reister were not made pursuant to any arrangement or understanding between him and any other person.  We do not directly compensate our officers for services rendered to us.  Messrs. Fordham and Reister do not have any direct or indirect material interests in any transaction with us or in any currently proposed transaction to which we are a party.

Item                        5.07.                     Submission of Matters to a Vote of Security Holders.

On June 24, 2011, we held our annual meeting of stockholders.  A total of 166,162,746 shares of the Company’s common stock outstanding and entitled to vote were represented at the meeting in person or by proxy, representing approximately 56% of the total number of shares entitled to vote at the meeting.

At the annual meeting, our stockholders elected the five nominees listed below to serve on our board of directors until the next annual meeting of stockholders, and each will continue in office until his successor has been elected and qualified or until his earlier death, resignation or retirement.  The votes cast with respect to each director were as follows:

Nominee	Votes For	Votes Withheld
Robert M. Behringer	154,759,912	11,402,833
Robert S. Aisner	154,929,197	11,233,548
Charles G. Dannis	155,102,432	11,060,313
Steven W. Partridge	155,064,597	11,098,148
G. Ronald Witten	155,085,067	11,077,679

At the annual meeting, our stockholders also approved the Ninth Articles of Amendment and Restatement of Behringer Harvard REIT I, Inc. (the “Ninth Articles”).  Stockholders holding 150,263,247 shares voted in favor of the proposal, stockholders holding 9,428,228 shares voted against the proposal and stockholders holding 6,471,269 shares abstained from voting on this proposal.  The Ninth Articles were filed with the State Department of Assessments and Taxation of Maryland on June 24, 2011.  A copy of the Ninth Articles is being filed as Exhibit 3.1 hereto.

Finally, at the annual meeting, our stockholders approved a proposal to permit the board of directors to adjourn the meeting, if necessary, to solicit additional proxies in favor of the first two proposals if there were not sufficient votes for the proposals.  Stockholders holding 149,890,325 shares voted in favor of the proposal, stockholders holding 10,886,319 shares voted against the proposal and stockholders holding 5,386,101 shares abstained from voting on this proposal.

Item 8.01.                                          Other Events.

On June 24, 2011, our board of directors authorized distributions payable to stockholders of record on each of June 30 and July 31, 2011.  Distributions payable to each stockholder of record during a month will be paid in cash on or before the 16th day of the following month.  Each declared distribution equals a monthly amount of $0.0083 per share of common stock, which is equivalent to an annual distribution rate of 1.0% on a purchase price of $10.00 per share.  Distributions are authorized at the discretion of our board of directors based on its analysis of numerous factors, including but not limited to our forthcoming cash needs, and there is no assurance that distributions will continue or be paid at any particular rate.  All or a portion of the distributions may constitute return of capital for tax purposes.

Item 9.01.                                          Financial Statements and Exhibits.

(d)                                 Exhibits.

3.1                                 Ninth Articles of Amendment and Restatement of Behringer Harvard REIT I, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEHRINGER HARVARD REIT I, INC.

Dated: June 28, 2011	By:	/s/ Telisa Webb Schelin
Telisa Webb Schelin
Senior Vice President – Legal, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Ninth Articles of Amendment and Restatement of Behringer Harvard REIT I, Inc.